EXHIBIT 4.1

ESCHELON OPERATING COMPANY
as Issuer

the guarantors named herein

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of March 27, 2006

8 3/8% Senior Second Secured Notes due 2010

SUPPLEMENTAL INDENTURE, dated as of March 27, 2006, among Eschelon Operating Company (the “Issuer”), the Guarantors (as defined herein) and The Bank of New York Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto (the “Guarantors”) and the Trustee have entered into an Indenture, dated as of March 17, 2004 (as amended, the “Indenture”), pursuant to which the Issuer has issued 8 3/8% Senior Second Secured Notes due 2010 (the “Notes”) and the Guarantors previously have jointly and severally guaranteed on a senior secured basis (the “Guarantees”) certain obligations of the Issuer in respect of the Notes pursuant to the Indenture;

WHEREAS, Section 9.01(1) and (4) of the Indenture provide, among other things, that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture in order to make any modification that does not adversely affect the legal rights of any Holder under the Indenture, the Notes or the Guarantees, in either case, without the consent of the Holders of the Notes;

WHEREAS, the Issuer, the Guarantors, and the Trustee now wish to supplement the Indenture in order to provide for the issuance of Unit Certificates as described below;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Issuer, the Guarantors and the Trustee have been done to make this Supplemental Indenture a valid and binding agreement of the Issuer, the Guarantors and the Trustee, in accordance with its terms:

ARTICLE 1

SECTION 1.01.                 Supplemental Indenture.

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuer, the Guarantors and the Trustee.

ARTICLE 2

SECTION 2.01.                 Amendments to Indenture.

The Indenture is hereby amended as follows:

(a)                                  Section 4.21 is hereby amended to add the following new subsection (c): “(c) Certificates representing the Unit Securities shall be substantially in the form of Exhibit F hereto with such changes as the Company and the Trustee shall mutually agree (“Unit Certificates”). Upon the written request of the Company, the Trustee shall, in accordance with this Section 4.21, instruct and authorize DTC to take all actions necessary to consummate the Automatic Exchange and to reflect the appropriate book-entry interests in the Unit Certificates. All provisions of this Indenture applicable to the Global Notes shall be applicable to the Unit Certificates, mutatis mutandis.”

(b)                                 The Indenture is hereby amended to include the following after Exhibit E:

EXHIBIT F

FORM OF UNIT CERTIFICATE

ESCHELON OPERATING COMPANY

CUSIP No.: 29629Q AH5

This Unit consists of the Notes listed on Schedule A hereto and attached hereto. The Notes forming a part of this Unit may be transferred only as a unit and will not be separately transferable.

THIS UNIT CERTIFICATE IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS UNIT CERTIFICATE IS NOT EXCHANGEABLE FOR UNITS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS UNIT CERTIFICATE (OTHER THAN A TRANSFER OF THIS UNIT CERTIFICATE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

All terms used in this Unit Certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE A

Notes forming a part of this Unit

CUSIP No.	Certificate No.	Principal Amount at Maturity

ASSIGNMENT FORM

If you the Holder want to assign this Unit Certificate, fill in the form below and have your signature guaranteed:

I/We assign and transfer this Unit Certificate to:

(Print or type name, address and zip code
and social security or tax ID number of assignee)

and irrevocably appoint                                                                                      agent to transfer this Unit Certificate on the books of the Company. The agent may substitute another to act for him.

Dated:

Signed:
(Sign exactly as your name appears on the other side of this Unit Certificate)

Signature Guarantee:

ARTICLE 3

SECTION 3.01. Notes and Guarantees.

Except as specifically modified herein, the Indenture, the Notes (some or all of which shall be attached to the Unit Certificate) and the Guarantees are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02. Trustee.

Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

ARTICLE 4

SECTION 4.01. Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.02. Successors.

All agreements of the Issuer and the Guarantors, if any, in this Supplemental Indenture, if any, shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 4.03. Duplicate Originals.

All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.